                                                                     EXHIBIT 4.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             PHOENIX NETWORK, INC.

       PHOENIX NETWORK, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

       FIRST: The Certificate of Incorporation of Phoenix Network, Inc. was filed with the Secretary of State of Delaware on May 17, 1989.

       SECOND: The Restated Certificate of Incorporation of Phoenix Network, Inc. in the form attached hereto as Exhibit A, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by a majority of the directors and stockholders of the Corporation.

       THIRD: The Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and hereby incorporated by reference.

       IN WITNESS WHEREOF, Phoenix Network, Inc. has caused this certificate to be signed by the President this 11th day of December, 1990.


                                           PHOENIX NETWORK, INC.


                                           By /s/ Marc L. Goyette
                                             -------------------------------
                                                  Marc L. Goyette
                                                  President



ATTEST:


 /s/ Kenneth L. Guernsey
---------------------------------
Kenneth L. Guernsey
Secretary





                                       1.

                                   EXHIBIT A


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             PHOENIX NETWORK, INC.



                                   ARTICLE I

       The name of the corporation (hereinafter called the "Corporation") is Phoenix Network, Inc.

                                   ARTICLE II

       The address of the registered office of the Corporation in the State of Delaware is 229 South State Street, County of Kent, Dover, Delaware and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation Systems, Inc.

                                  ARTICLE III

       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

       A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Twenty-Five Million (25,000,000) shares. Twenty Million (20,000,000) shares shall be Common Stock, each having a par value of $0.001. Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of $0.001.

       B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued





                                       2.

series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

       C. The relative rights, preferences, privileges, and restrictions granted to or imposed upon the corporation's Common and Preferred or the holders thereof are as follows:

              1. Designation of Preferred Stock. Three Hundred Thousand (300,000) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock." The rights, preferences, privileges, restrictions and other matters relating to the Three Hundred Thousand (300,000) shares of Series A Preferred Stock are as set forth herein.

              2. Dividends. In each fiscal year of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, a dividend at the rate of ninety cents ($0.90) per share per annum (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), payable when, as and if declared by the Board of Directors out of funds legally available therefor. Such dividends shall be cumulative and shall accrue daily on each share of Series A Preferred Stock whether or not declared. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be declared or paid on any Common Stock of the Corporation until all accrued but unpaid dividends on the Series A Preferred Stock shall have been declared and paid or set apart.

              3.     Liquidation Preference.

                     i. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of ten dollars ($10.00) per share (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus all accrued but unpaid dividends on such share for each share of Series A Preferred Stock then held by them and no more. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders





                                       3.

of the Series A Preferred Stock in proportion to the shares of Series A Preferred Stock then held by them.

                     ii. After payment to the holders of the Series A Preferred Stock of the amount set forth in subparagraph (a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

                     (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall be deemed a liquidation, dissolution or winding up within the meaning of this Section if more than fifty percent (50%) of the surviving entity is not owned by persons who were holders of capital stock or securities convertible into capital stock of the Corporation immediately prior to such merger, consolidation or sale.

              4. Voting Rights. Except as otherwise expressly provided herein or as required by law, the Series A Preferred Stock shall vote together with the Common Stock as a single class. The holder of each share of Series A Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which such share could then be converted and shall be entitled to notice of all stockholders' meetings in accordance with the Bylaws of the Corporation.

              5. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                     iii.   Right to Convert.

                            (1)    Each share of Series A Preferred Stock shall
be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing ten dollars ($10.00) (the "Original Issue Price") plus all declared but unpaid dividends on each share of Series A Preferred Stock by the then applicable Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Price") shall initially be two dollars and fifty cents ($2.50) per share of Common Stock. Such initial Conversion Price shall be adjusted as hereinafter provided.

                     (b) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall





                                       4.

surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                     (c)    Adjustments to Conversion Price for Diluting
Issues.


                            (i)    Special Definitions.  For purposes of this
Section 5(c), the following definitions shall apply:

                                   (a)     'Options' shall mean rights,
options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                   (b)     'Original Issue Date' shall mean the
date on which a share of Series A Preferred Stock was first issued.

                                   (c)     'Convertible Securities' shall mean
any evidences of indebtedness, shares (other than Common Stock and Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                                   (d)     'Additional Shares of Common Stock'
shall mean all shares of Common Stock issued (or, pursuant to Section 5(c)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                        (i)    upon conversion of shares of
Series A Preferred Stock;

                                        (ii)   to officers, directors or
employees of, or consultants to, the Corporation, on terms approved by the Board of Directors;

                                        (iii) as a dividend or distribution on
Preferred





                                       5.

Stock; or

                                        (iv)   for which adjustment of the
Conversion Price is made pursuant to Section 5(c)(vi).

                                        (E)  in any transaction approved by the
Company's Board of Directors involving the acquisition of more than fifty percent (50%) of the stock of another corporation or substantially all of the assets of another corporation or business, whether by merger, exchange of shares, purchase of assets, or otherwise.

                            (2)    No Adjustment of Conversion Price.  No
adjustment in the Conversion Price of a particular share of Series A Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series A Preferred Stock.

                            (3) Deemed Issue of Additional Shares of Common
Stock. Subject to paragraph 5(c)(i)(4)(B) herein, in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(c)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                   (a)     no further adjustments in the
Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                   (b)     if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration





                                       6.

payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock);

                                   (c)     upon the expiration of any such
Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                        (i)    in the case of Convertible
Securities or Options for Common Stock the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                        (ii)   in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(c)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                   (d)     no readjustment pursuant to clauses
(2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (A) the Conversion Price on the original adjustment date, or (B) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                                   (e)     in the case of any Options that
expire by their terms





                                       7.

not more than thirty (30) days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made, except as to shares of Series A Preferred Stock converted in such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and

                                   (f)     if any such record date shall have
been fixed and such Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Series A Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

                            (4)    Adjustment of Conversion Price Upon
Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(c)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding and the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock outstanding immediately prior to such issue plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding and the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

                            (5)    Determination of Consideration.  For
purposes of this Section 5(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                   (a)  Cash and Property:  Such consideration
shall:

                                        (i)    insofar as it consists of cash,
be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                        (ii)   insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith





                                       8.

by the Board; and

                                        (iii) in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
(A) and (B) above, as determined in good faith by the Board of Directors.

                                   (b)     Options and Convertible Securities.
The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(c)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                        (i)    the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                        (ii)   the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                            (6)    Adjustments for Combinations or Subdivisions
of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

                     (d)    Redemption.





                                       9.

                            (i)    Right to Redeem.  Any or all of the
outstanding shares of Series A Preferred Stock shall be redeemable by the Corporation in the event that (1) the market price of the Corporation's outstanding Common Stock (as quoted on any national or regional securities exchange or automated quotation system on which or through which the Corporation's Common Stock is traded) has equaled or exceed for a period of at least twenty (20) consecutive trading days 200% of the Conversion Price in effect during such period and (2) the managing underwriter of a registered public offering of the Corporation's Common Stock agrees to register and offer at least 50% of the shares of Common Stock into which the then outstanding Series A Preferred Stock is then convertible.

                            (ii)   Mechanics of Redemption.  Before the
Corporation shall be entitled to redeem any of the shares of Series A Preferred Stock, it shall give written notice to each holder thereof whose shares of Series A Preferred Stock are to be redeemed indicating the number of shares of Series A Preferred Stock to be redeemed. Each holder thereof shall, as soon as practicable thereafter, surrender its certificates for such shares, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, at which time the Corporation shall pay to such holder the Redemption Price (defined below) for each such share to be redeemed. The Redemption Price shall be payable in cash or by check, which need not be certified. Such redemption shall be deemed to have been made immediately prior to the close of business on the date of tender of the Redemption Price for the shares of Series A Preferred Stock to be redeemed.

                            (iii)  Redemption Price Defined.  The "Redemption
Price" shall mean the Original Issue Price plus all accrued but unpaid dividends on each share of Series A Preferred Stock to be redeemed.

                     (e) Other Distributions. In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of it subsidiaries other than Additional Shares of Common Stock, then in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had their stock been converted into Common Stock on the date of such event.

                     (f) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or





                                      10.

appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                     (g) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

                     (h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Additional Shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

                     (i) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                     (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of





                                      11.

shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles.

                     (k) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

                     (l) Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                     (m) Adjustments. In case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series A Preferred Stock.

              6. Restrictions and Limitations. So long as at least One Hundred Thousand (100,000) shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock voting together as a single class, amend, repeal or waive any provision of, or add any provision to, the Corporation's Articles of Incorporation





                                      12.

or Bylaws if such action would materially and adversely alter the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock.

              7. Amendment. Any term relating to the Series A Preferred Stock may be amended only with the vote or written consent of holders of not less than a majority of all Series A Preferred Stock then outstanding. Any such amendment shall be binding upon the Corporation and any holder of Series A Preferred Stock.


                                   ARTICLE V

       In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to adopt, amend, repeal or otherwise alter the bylaws without any action on the part of the stockholders; provided, however, that any bylaws made by the Board of Directors and any and all powers conferred by any of said bylaws may be amended, altered or repealed by the stockholders.

                                   ARTICLE VI

       A director of the Corporation shall, to the full extent permitted by the Delaware General Corporation Law, not be liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.





                                      13.

                               CERTIFICATE OF
                               DESIGNATION OF
                               PREFERENCES OF
                          SERIES B PREFERRED STOCK

                               ---------------

       The undersigned, Thomas H. Bell, the Chief Executive Officer of Phoenix Network, Inc., a Delaware corporation (the "Corporation"), the Certificate of Incorporation of which was filed in the office of the Secretary of State the State of Delaware on May 17, 1989, acting pursuant to Section 151 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY: That at a meeting of the Board of Directors of the Corporation duly convened and held on December 20, 1991 the following resolution was adopted:

              RESOLVED, that pursuant to Article IV of the Corporation's Certificate of Incorporation relating to the shares of the Corporation, the Board of Directors hereby authorizes, fixes and creates a series of Preferred Stock having the following powers, preferences, designations, rights and other characteristics:

       A. Two Hundred Thousand (200,000) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock."

       B. The rights, preferences, privileges, restrictions and other matters relating to the Two Hundred Thousand (200,000) shares of Series B Preferred Stock are as follows:

       1. Dividends. In each fiscal year of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, a dividend at the rate of ninety cents ($0.90) per share per annum (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), payable when, as and if declared by the Board of Directors out of funds legally available therefor. Such dividends shall be cumulative and shall accrue daily on each share of Series B Preferred Stock whether or not declared. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be declared or paid on any Common Stock of the Corporation until all accrued but unpaid dividends on the Series B Preferred Stock shall have been declared and paid or set apart.





                                       1.

       2.     Liquidation Preference.

              (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of ten dollars ($10.00) per share (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus all accrued but unpaid dividends on such share for each share of Series B Preferred Stock then held by them and no more. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series B Preferred Stock in proportion to the shares of Series B Preferred Stock then held by them.

              (b) After payment to the holders of the Series B Preferred Stock of the amount set forth in subparagraph (a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

              (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall be deemed a liquidation, dissolution or winding up within the meaning of this Section if more than fifty percent (50%) of the surviving entity is not owned by persons who were holders of capital stock or securities convertible into capital stock of the Corporation immediately prior to such merger, consolidation or sale.

       3. Voting Rights. Except as otherwise expressly provided herein or as required by law, the Series B Preferred Stock shall vote together with the Common Stock as a single class. The holder of each share of Series B Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which such share could then be converted and shall be entitled to notice of all stockholders' meetings in accordance with the Bylaws of the Corporation.

       4. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

              (a)    Right to Convert.

                     (i) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable





                                       2.

shares of Common Stock as is determined by dividing ten dollars ($10.00) (the "Original Issue Price") plus all declared but unpaid dividends on each share of Series B Preferred Stock by the then applicable Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Price") shall initially be two dollars ($2.00) per share of Common Stock. Such initial Conversion Price shall be adjusted as hereinafter provided.

              (b) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

              (c)    Adjustments to Conversion Price for Diluting Issues.


                     (i) Special Definitions. For purposes of this Section 4(c), the following definitions shall apply:

                            (1)    'Options' shall mean rights, options, or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                            (2)    'Original Issue Date' shall mean the date on
which a share of Series B Preferred Stock was first issued.

                            (3)    'Convertible Securities' shall mean any
evidences of indebtedness, shares (other than Common Stock and Series B Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                            (4)    'Additional Shares of Common Stock' shall
mean all shares of Common Stock issued (or, pursuant to Section 4(c)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                   (A)     upon conversion of shares of Series
B Preferred Stock;





                                       3.

                                   (B)     to officers, directors or employees
of, or consultants to, the Corporation, on terms approved by the Board of Directors;

                                   (C)     as a dividend or distribution on
Preferred Stock; or

                                   (D)     for which adjustment of the
Conversion Price is made pursuant to Section 4(c)(vi).

                                   (E)     in any transaction approved by the
Company's Board of Directors involving the acquisition of more than fifty percent (50%) of the stock of another corporation or substantially all of the assets of another corporation or business, whether by merger, exchange of shares, purchase of assets, or otherwise.

                     (ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular share of Series B Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series B Preferred Stock.

                     (iii) Deemed Issue of Additional Shares of Common Stock. Subject to paragraph 4(c)(i)(4)(B) herein, in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(c)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                            (1)    no further adjustments in the Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;





                                       4.

                            (2)    if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series B Preferred Stock);

                            (3)    upon the expiration of any such Options or
any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                   (A)     in the case of Convertible
Securities or Options for Common Stock the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                   (B)     in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(c)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                            (4)    no readjustment pursuant to clauses (2) or
(3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (A) the Conversion Price on the original adjustment date, or (B) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                            (5)    in the case of any Options that expire by
their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series B Conversion Price





                                       5.

shall be made, except as to shares of Series B Preferred Stock converted in such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and

                            (6)    if any such record date shall have been
fixed and such Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Series B Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

                     (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(c)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Series B Preferred Stock is convertible, to a price equal to the consideration per share received by the Corporation for such Additional Shares of Common Stock.

                     (v) Determination of Consideration. For purposes of this Section 4(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                            (1)    Cash and Property:  Such consideration
shall:

                                   (A)     insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                   (B)     insofar as it consists of property
other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                   (C)     in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
(A) and (B) above, as determined in good faith by the Board of Directors.

                            (2)    Options and Convertible Securities.  The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(c)(iii), relating to Options and Convertible Securities, shall be





                                       6.

determined by dividing

                                   (A)     the total amount, if any, received
or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                   (B)     the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                     (vi) Adjustments for Combinations or Subdivisions of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

              (d)    Redemption.

                     (i) Right to Redeem. Any or all of the outstanding shares of Series B Preferred Stock shall be redeemable by the Corporation in the event that (1) the market price of the Corporation's outstanding Common Stock (as quoted on any national or regional securities exchange or automated quotation system on which or through which the Corporation's Common Stock is traded) has equaled or exceed for a period of at least twenty (20) consecutive trading days 200% of the Conversion Price in effect during such period and (2) upon such time as such stock can be traded on a public market or sold pursuant to Rule 144 or any other applicable rule of the Securities and Exchange Commission.

                     (ii) Mechanics of Redemption. Before the Corporation shall be entitled to redeem any of the shares of Series B Preferred Stock, it shall give written notice to each holder thereof whose shares of Series B Preferred Stock are to be redeemed indicating the number of shares of Series B Preferred Stock to be redeemed. Each holder thereof shall, as soon as practicable





                                       7.

thereafter, surrender its certificates for such shares, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, at which time the Corporation shall pay to such holder the Redemption Price (defined below) for each such share to be redeemed. The Redemption Price shall be payable in cash or by check, which need not be certified. Such redemption shall be deemed to have been made immediately prior to the close of business on the date of tender of the Redemption Price for the shares of Series B Preferred Stock to be redeemed.

                   (iii) Redemption Price Defined. The "Redemption Price" shall mean the Original Issue Price plus all accrued but unpaid dividends on each share of Series B Preferred Stock to be redeemed.

              (e) Other Distributions. In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of it subsidiaries other than Additional Shares of Common Stock, then in each such event provision shall be made so that the holders of Series B Preferred Stock shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had their stock been converted into Common Stock on the date of such event.

              (f) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

              (g) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
Section 4, the Corporation shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series B Preferred Stock.

              (h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or





                                       8.

right convertible into or entitling the holder thereof to receive Additional Shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

              (i) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

              (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles.

              (k) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

              (l)    Notices.  Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.





                                       9.

              (m) Adjustments. In case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series B Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series B Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series B Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series B Preferred Stock.

       5. Restrictions and Limitations. So long as at least One Hundred Thousand (100,000) shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of not less than a majority of the then outstanding shares of Series B Preferred Stock voting together as a single class, amend, repeal or waive any provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would materially and adversely alter the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock.

       6. Amendment. Any term relating to the Series B Preferred Stock may be amended only with the vote or written consent of holders of not less than a majority of all Series B Preferred Stock then outstanding. Any such amendment shall be binding upon the Corporation and any holder of Series B Preferred Stock.





                                      10.

       IN WITNESS WHEREOF, I have executed this Certificate this 23 day of December, 1991.



                                            /s/ Thomas H. Bell
                                           ------------------------------------
                                           Thomas H. Bell
                                           Chief Executive Officer


ATTEST:



 /s/ Kenneth L. Guernsey
------------------------------
Kenneth L. Guernsey
Secretary





                                      11.

                         CERTIFICATE OF DESIGNATION
                              OF PREFERENCES OF
                          SERIES C PREFERRED STOCK

                               ---------------


       The undersigned, Robert R. Curtis, the Chief Executive Officer of Phoenix Network, Inc., a Delaware corporation (the "Corporation"), the Restated Certificate of Incorporation of which was filed in the office of the Secretary of State the State of Delaware on December 12, 1990, acting pursuant to Section 151 of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY: That pursuant to an action by unanimous written consent of the Board of Directors of the Corporation dated as of August 21, 1992 the following resolution was adopted:

              RESOLVED, that pursuant to Article IV of the Corporation's Restated Certificate of Incorporation relating to the shares of the Corporation, the Board of Directors hereby authorizes, fixes and creates a series of Preferred Stock having the following powers, preferences, designations, rights and other characteristics:

       A. One Million (1,000,000) of the authorized shares of Preferred Stock are hereby designated "Series C Preferred Stock."

       B. The rights, preferences, privileges, restrictions and other matters relating to the One Million (1,000,000) shares of Series C Preferred Stock are as follows:

              1. Dividends. In each fiscal year of the Corporation, the holders of the Series C Preferred Stock shall be entitled to receive, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, but after any cash dividends shall be declared and paid upon or set aside for the Series A or Series B Preferred Stock of the Corporation in such fiscal year, a dividend for each share of Series C Preferred Stock held equal to four percent (4%) per annum of the Original Issuance Price (as defined in Section 4(a)), as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares, payable when, as and if declared by the Board of Directors out of funds legally available therefor. Such dividends shall be non-cumulative and shall not accrue unless declared by the Board of Directors. No dividends (other than those payable solely in the Common Stock of the Corporation)





                                       1.

       shall be declared or paid on any Common Stock of the Corporation until all accrued but unpaid dividends on the Series C Preferred Stock shall have been declared and paid or set apart.

              2.     Liquidation Preference.

                     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, but subsequent to the distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A and Series B Preferred Stock of the Corporation, an amount per share equal to the par value of the Series C Preferred Stock (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus all accrued but unpaid dividends on such share for each share of Series C Preferred Stock then held by them and no more. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series C Preferred Stock in proportion to the shares of Series C Preferred Stock then held by them.

                     (b) After payment to the holders of the Series C Preferred Stock of the amount set forth in subparagraph (a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

                     (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall not be deemed a liquidation, dissolution or winding up within the meaning of this Section.

              3. Voting Rights. The Series C Preferred Stock shall be nonvoting, but shall be entitled to notice of all stockholders' meetings in accordance with the Bylaws of the Corporation.

              4. Conversion. The holders of the Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                     (a) Right to Convert. Subject to the terms and conditions of the Agreement dated as of June 1, 1992 between Sprint Communications Company L.P., a Delaware limited partnership, and the Corporation (the "Agreement") (a copy of which is available for inspection at the principal executive offices of the Corporation), which terms and conditions include but are not limited to the delivery of a Notice of Default (as that term is defined in the Agreement) prior to conversion, each share of outstanding Series C Preferred Stock shall be convertible at the office of the Corporation or any transfer agent for such stock into such number of fully paid and





                                       2.

nonassessable shares of Common Stock as is determined by dividing the original issuance price per share of the Series C Preferred Stock as calculated pursuant to the Agreement (the "Original Issuance Price") plus all declared but unpaid dividends on each share of the Series C Preferred Stock by the Series C Conversion Price (as hereinafter defined) in effect on the date the certificate is surrendered for conversion. The "Series C Conversion Price" shall initially be one-half of the Original Issuance Price. Such Series C Conversion Price shall be adjusted as hereinafter provided.

                     (b) Mechanics of Conversion. Before any holder of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                     (c) Adjustments for Combinations or Subdivisions of Common Stock. In the event the Corporation at any time or from time to time after the date on which a share of Series C Preferred Stock was first issued shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series C Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

                     (d) Redemption. Neither the Corporation nor any holder of the Series C Preferred Stock shall have the right to require the redemption of any shares of the Series C Preferred Stock.

                     (e) No Impairment. The Corporation will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.





                                       3.

                     (f) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series C Conversion Price pursuant to this Section 4, the Corporation shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series C Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series C Preferred Stock.

                     (g) Issue Taxes. The Corporation shall not pay any issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series C Preferred Stock pursuant hereto nor shall the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                     (h) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate.

                     (i) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series C Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series C Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

                     (j) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing





                                       4.

on the books of the Corporation.

                     (k) Adjustments. In case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series C Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series C Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series C Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series C Preferred Stock.

              5. Restrictions and Limitations. So long as at least Fifty Thousand (50,000) shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of not less than a majority of the then outstanding shares of Series C Preferred Stock voting together as a single class, amend, repeal or waive any provision of, or add any provision to, the Corporation's Restated Certificate of Incorporation or Bylaws if such action would materially and adversely alter the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock.

              6. Amendment. Any term relating to the Series C Preferred Stock may be amended only with the vote or written consent of holders of not less than a majority of all Series C Preferred Stock then outstanding. Any such amendment shall be binding upon the Corporation and any holder of Series C Preferred Stock.





                                       5.

       IN WITNESS WHEREOF, I have executed this Certificate this 3rd day of November, 1992.




                                            /s/ Robert R. Curtis
                                           -------------------------------------
                                           Robert R. Curtis
                                           President and
                                           Chief Executive Officer


ATTEST:



 /s/ Kenneth L. Guernsey
-----------------------------
Kenneth L. Guernsey
Secretary





                                       6.

                         CERTIFICATE OF DESIGNATION
                              OF PREFERENCES OF
                          SERIES D PREFERRED STOCK

                               ---------------


       The undersigned, Robert R. Curtis, the President and Chief Executive Officer of Phoenix Network, Inc., a Delaware corporation (the "Corporation"), the Restated Certificate of Incorporation of which was filed in the office of the Secretary of State the State of Delaware on December 12, 1990, acting pursuant to Section 151 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY: That pursuant to an action by the Board of Directors of the Corporation taken at a meeting of the Board of Directors on December 14, 1992 the following resolution was adopted:

              RESOLVED, that pursuant to Article IV of the Corporation's Restated Certificate of Incorporation relating to the shares of the Corporation, the Board of Directors hereby authorizes, fixes and creates a series of Preferred Stock having the following powers, preferences, designations, rights and other characteristics:

       A. Six Hundred Sixty-six Thousand Six Hundred Sixty-six (666,666) of the authorized shares of Preferred Stock are hereby designated "Series D Preferred Stock."

       B. The rights, preferences, privileges, restrictions and other matters relating to the Six Hundred Sixty-six Thousand Six Hundred Sixty-six (666,666) shares of Series D Preferred Stock are as follows:

              1. Dividends. In each fiscal year of the Corporation, the holders of the Series D Preferred Stock shall be entitled to receive, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, but after any cash dividends shall be declared and paid upon or set aside for the Series A, Series B or Series C Preferred Stock of the Corporation in such fiscal year, a dividend for each share of Series D Preferred Stock held equal to six percent (6%) per annum of the Original Issuance Price (as defined in Section 4(a)), as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares, payable when, as and if declared by the Board of Directors out of funds legally available therefor. Such dividends shall be non-cumulative and shall not accrue unless declared by the Board of Directors. No dividends (other than those payable solely in the Common Stock of the





                                       1.

Corporation) shall be declared or paid on any Common Stock of the Corporation until all accrued but unpaid dividends on the Series D Preferred Stock shall have been declared and paid or set apart.

              2.     Liquidation Preference.

                     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, but subsequent to the distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A, Series B and Series C Preferred Stock of the Corporation, an amount per share equal to the Original Issuance Price (as defined below) of the Series D Preferred Stock (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus all accrued but unpaid dividends on such share for each share of Series D Preferred Stock then held by them and no more. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series D Preferred Stock in proportion to the shares of Series D Preferred Stock then held by them.

                     (b) After payment to the holders of the Series D Preferred Stock of the amount set forth in subparagraph (a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

                     (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall not be deemed a liquidation, dissolution or winding up within the meaning of this Section.

              3. Voting Rights. Except as otherwise expressly provided herein or as required by law, the Series D Preferred Stock shall vote together with the Common Stock as a single class. The holder of each share of Series D Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which such share could then be converted and shall be entitled to notice of all stockholders' meetings in accordance with the Bylaws of the Corporation.

              4. Conversion. The holders of the Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                     (a) Right to Convert. Each share of outstanding Series D Preferred Stock shall be convertible at the office of the Corporation or any transfer agent for such stock into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.50 (the "Original Issuance Price") plus all declared but unpaid dividends on each share of the Series D





                                       2.

Preferred Stock by the Series D Conversion Price (as hereinafter defined) in effect on the date the certificate is surrendered for conversion. The "Series D Conversion Price" shall initially be $1.50. Such Series D Conversion Price shall be adjusted as hereinafter provided.

                     (b) Mechanics of Conversion. Before any holder of Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                     (c) Adjustments for Combinations or Subdivisions of Common Stock. In the event the Corporation at any time or from time to time after the date on which a share of Series D Preferred Stock was first issued shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series D Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

                     (d) Redemption. Neither the Corporation nor any holder of the Series D Preferred Stock shall have the right to require the redemption of any shares of the Series D Preferred Stock.

                     (e) No Impairment. The Corporation will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D Preferred Stock against impairment.

                     (f) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series D Conversion Price pursuant to this Section 4, the Corporation shall





                                       3.

promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series D Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series D Preferred Stock.

                     (g) Issue Taxes. The Corporation shall pay any issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series D Preferred Stock pursuant hereto, but the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                     (h) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate.

                     (i) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series D Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series D Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

                     (j) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.





                                       4.

                     (k) Adjustments. In case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series D Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series D Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series D Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series D Preferred Stock.

              5. Restrictions and Limitations. So long as at least One Hundred Thousand (100,000) shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of not less than a majority of the then outstanding shares of Series D Preferred Stock voting together as a single class, amend, repeal or waive any provision of, or add any provision to, the Corporation's Restated Certificate of Incorporation or Bylaws if such action would materially and adversely alter the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock.

              6. Amendment. Any term relating to the Series D Preferred Stock may be amended only with the vote or written consent of holders of not less than a majority of all Series D Preferred Stock then outstanding. Any such amendment shall be binding upon the Corporation and any holder of Series D Preferred Stock.





                                       5.

       IN WITNESS WHEREOF, I have executed this Certificate this 14th day of December, 1992.



                                            /s/ Robert R. Curtis
                                           -------------------------------------
                                           Robert R. Curtis
                                           President and
                                           Chief Executive Officer


ATTEST:



 /s/ Kenneth L. Guernsey
----------------------------
Kenneth L. Guernsey
Secretary





                                       6.

                               CERTIFICATE OF
                               DESIGNATION OF
                               PREFERENCES OF
                          SERIES E PREFERRED STOCK

                               ---------------

       The undersigned, WALLACE M. HAMMOND, the President of PHOENIX NETWORK, INC., a Delaware corporation (the "Corporation"), the Restated Certificate of Incorporation of which was filed in the office of the Secretary of State of the State of Delaware on December 12, 1990, acting pursuant to Section 151 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY: That at a meeting of the Board of Directors of the Corporation duly convened and held on April 5, 1995 the following resolution was adopted:

              RESOLVED, that pursuant to Article IV of the Corporation's Restated Certificate of Incorporation relating to the shares of the Corporation, the Board of Directors hereby authorizes, fixes and creates a series of Preferred Stock having the following powers, preferences, designations, rights and other characteristics:

       A. Two Hundred Thousand (200,000) of the authorized shares of Preferred Stock are hereby designated "Series E Preferred Stock."

       B. The rights, preferences, privileges, restrictions and other matters relating to the Two Hundred Thousand (200,000) shares of Series E Preferred Stock are as follows:

              1. DIVIDENDS. In each fiscal year of the Corporation, the holders of the Series E Preferred Stock shall be entitled to receive, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, a dividend at the rate of ninety cents ($0.90) per share per annum (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), payable when, as and if declared by the Board of Directors out of funds legally available therefor. Such dividends shall be cumulative and shall accrue daily on each share of Series E Preferred Stock whether or not declared. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be declared or paid on any Common Stock of the Corporation until all accrued but unpaid dividends on the Series E Preferred Stock shall have been declared and paid or set apart.





                                       1.

              2.     LIQUIDATION PREFERENCE.

                     (A) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, but subsequent to the distribution of any assets or surplus funds of the Corporation to the holders of the Series A, Series B, Series C and Series D Preferred Stock of the Corporation, the amount of ten dollars ($10.00) per share (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus all accrued but unpaid dividends on such share for each share of Series E Preferred Stock then held by them and no more. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series E Preferred Stock in proportion to the shares of Series E Preferred Stock then held by them.

                     (B) After payment to the holders of the Series E Preferred Stock of the amount set forth in subparagraph (a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

                     (C) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall be deemed a liquidation, dissolution or winding up within the meaning of this Section if more than fifty percent (50%) of the surviving entity is not owned by persons who were holders of capital stock or securities convertible into capital stock of the Corporation immediately prior to such merger, consolidation or sale.

              3. VOTING RIGHTS. Except as otherwise expressly provided herein or as required by law, the Series E Preferred Stock shall vote together with the Common Stock as a single class. The holder of each share of Series E Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which such share could then be converted and shall be entitled to notice of all stockholders' meetings in accordance with the Bylaws of the Corporation.

              4. CONVERSION. The holders of the Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                     (A)    RIGHT TO CONVERT.

                            (I)    Each share of Series E Preferred Stock shall
be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office





                                       2.

of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing ten dollars ($10.00) (the "Original Issue Price") plus all declared but unpaid dividends on each share of Series E Preferred Stock by the then applicable Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Price") shall initially be one dollar and seventy-five cents ($1.75) per share of Common Stock. Such initial Conversion Price shall be adjusted as hereinafter provided.

                     (B) MECHANICS OF CONVERSION. Before any holder of Series E Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series E Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                     (C)    ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING
ISSUES.

                            (I)    SPECIAL DEFINITIONS.  For purposes of this
Section 4(c), the following definitions shall apply:

                                   (1)     "OPTIONS" shall mean rights,
options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                   (2)     "ORIGINAL ISSUE DATE" shall mean the
date on which a share of Series E Preferred Stock was first issued.

                                   (3)     "CONVERTIBLE SECURITIES" shall mean
any evidences of indebtedness, shares (other than Common Stock and Series E Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                                   (4)     "ADDITIONAL SHARES OF COMMON STOCK"
shall mean all shares of Common Stock issued (or, pursuant to Section 4(c)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:





                                       3.

                                        (A)    upon conversion of shares of
Series E Preferred Stock;

                                        (B)    to officers, directors or
employees of, or consultants to, the Corporation, on terms approved by the Board of Directors;

                                        (C)    as a dividend or distribution on
Preferred Stock; or

                                        (D)    for which adjustment of the
Conversion Price is made pursuant to Section 4(c)(vi).

                                        (E)    in any transaction approved by
the Company's Board of Directors involving the acquisition of more than fifty percent (50%) of the stock of another corporation or substantially all of the assets of another corporation or business, whether by merger, exchange of shares, purchase of assets, or otherwise.

                            (II)   No Adjustment of Conversion Price.  No
adjustment in the Conversion Price of a particular share of Series E Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series E Preferred Stock.

                            (III)  Deemed Issue of Additional Shares of Common
Stock. Subject to paragraph 4(c)(i)(4)(B) herein, in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(c)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                   (1)     no further adjustments in the
Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the





                                       4.

exercise of such Options or conversion or exchange of such Convertible
Securities;

                                   (2)     if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series E Preferred Stock);

                                   (3)     upon the expiration of any such
Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series E Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                        (A)    in the case of Convertible
Securities or Options for Common Stock the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                        (B)    in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(c)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                   (4)     no readjustment pursuant to clauses
(2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (A) the Conversion Price on the original adjustment date, or (B) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;





                                       5.

                                   (5)     in the case of any Options that
expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series E Conversion Price shall be made, except as to shares of Series E Preferred Stock converted in such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and

                                   (6)     if any such record date shall have
been fixed and such Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Series E Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

                            (IV)   ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE
OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(c)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Series E Preferred Stock is convertible, to a price equal to the consideration per share received by the Corporation for such Additional Shares of Common Stock.

                            (V)    DETERMINATION OF CONSIDERATION.  For
purposes of this Section 4(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                   (1)     CASH AND PROPERTY:  Such
consideration shall:

                                        (A)    insofar as it consists of cash,
be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                        (B)    insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                        (C)    in the event Additional Shares
of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
(A) and (B) above, as determined in good faith by the Board of Directors.

                                   (2)     OPTIONS AND CONVERTIBLE SECURITIES.
The





                                       6.

consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(c)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                        (A)    the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                        (B)    the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                            (VI)   ADJUSTMENTS FOR COMBINATIONS OR SUBDIVISIONS
OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

                     (D)    REDEMPTION.

                            (I)    RIGHT TO REDEEM.  Any or all of the
outstanding shares of Series E Preferred Stock shall be redeemable by the Corporation in the event that (1) the market price of the Corporation's outstanding Common Stock (as quoted on any national or regional securities exchange or automated quotation system on which or through which the Corporation's Common Stock is traded) has equaled or exceed for a period of at least twenty (20) consecutive trading days 200% of the Conversion Price in effect during such period and (2) upon such time as such stock can be traded on a public market or sold pursuant to Rule 144 or any other applicable rule of the Securities and Exchange Commission.

                            (II)   MECHANICS OF REDEMPTION.  Before the
Corporation shall be entitled to redeem any of the shares of Series E Preferred Stock, it shall give written notice to each holder thereof whose shares of Series E Preferred Stock are to be redeemed indicating the number





                                       7.

of shares of Series E Preferred Stock to be redeemed. Each holder thereof shall, as soon as practicable thereafter, surrender its certificates for such shares, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, at which time the Corporation shall pay to such holder the Redemption Price (defined below) for each such share to be redeemed. The Redemption Price shall be payable in cash or by check, which need not be certified. Such redemption shall be deemed to have been made immediately prior to the close of business on the date of tender of the Redemption Price for the shares of Series E Preferred Stock to be redeemed.

                            (III)  REDEMPTION PRICE DEFINED.  The "Redemption
Price" shall mean the Original Issue Price plus all accrued but unpaid dividends on each share of Series E Preferred Stock to be redeemed.

                     (E) OTHER DISTRIBUTIONS. In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of it subsidiaries other than Additional Shares of Common Stock, then in each such event provision shall be made so that the holders of Series E Preferred Stock shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had their stock been converted into Common Stock on the date of such event.

                     (F) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series E Preferred Stock against impairment.

                     (G) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series E Preferred Stock.

                     (H) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other





                                       8.

distribution, any security or right convertible into or entitling the holder thereof to receive Additional Shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series E Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

                     (I) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series E Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                     (J) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series E Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles.

                     (K) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series E Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series E Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

                     (L) NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series E Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                     (M) ADJUSTMENTS. In case of any reorganization or any reclassification





                                       9.

of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series E Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series E Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series E Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series E Preferred Stock.

              5. RESTRICTIONS AND LIMITATIONS. So long as at least Seventy-Five Thousand (75,000) shares of Series E Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of not less than a majority of the then outstanding shares of Series E Preferred Stock voting together as a single class, amend, repeal or waive any provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would materially and adversely alter the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock.

              6. AMENDMENT. Any term relating to the Series E Preferred Stock may be amended only with the vote or written consent of holders of not less than a majority of all Series E Preferred Stock then outstanding. Any such amendment shall be binding upon the Corporation and any holder of Series E Preferred Stock.





                                      10.

       IN WITNESS WHEREOF, I have executed this Certificate this 6 day of April, 1995.



                                            /s/ Wallace M. Hammond
                                           -------------------------------------
                                           WALLACE M. HAMMOND

                                           President


ATTEST:



 /s/ Kenneth L. Guernsey
----------------------------
KENNETH L. GUERNSEY
Secretary





                                      11.

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             PHOENIX NETWORK, INC.

       PHOENIX NETWORK, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the original Certificate of Incorporation of Corporation was filed with the Delaware Secretary of State on May 17, 1989. The Corporation further hereby certifies that:

       1. The Board of Directors of the Corporation adopted resolutions to amend paragraph A of Article IV of the Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

                                  "ARTICLE IV

              A. This Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Thirty-Five Million (35,000,000) shares. Thirty Million (30,000,000) shares shall be Common Stock, each having a par value of $0.001. Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of $0.001."

       II. Thereafter at the Corporation's Annual Meeting of Stockholders, held August 24, 1995, the necessary number of shares as required by statute were voted in favor of the amendment.

       III. The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Incorporation Law.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by Wallace
M. Hammond, President and Chief Executive Officer, and by Kenneth L. Guernsey, Secretary, this 29th day of September, 1995.



                                                  PHOENIX NETWORK, INC.

                                                   /s/ Wallace M. Hammond
                                                  -----------------------------
                                                  Wallace M. Hammond
                                                  President & Chief Executive
                                                  Officer
ATTEST:

 /s/ Kenneth L. Guernsey
--------------------------
Kenneth L. Guernsey
Secretary

                             PHOENIX NETWORK, INC.
                                 CERTIFICATE OF
                                DESIGNATIONS OF
                            SERIES F PREFERRED STOCK

                            --------------------

         The undersigned, WALLACE M. HAMMOND, the President of PHOENIX NETWORK, INC., a Delaware corporation (the "Corporation"), the Restated Certificate of Incorporation of which was filed in the office of the Secretary of State of the State of Delaware on December 12, 1990, acting pursuant to Section 151 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that at a meeting of the Board of Directors of the Corporation duly convened and held on September 29, 1995 the following resolution was adopted:

                 RESOLVED, that pursuant to Article IV of the Corporation's Restated Certificate of Incorporation relating to the shares of the Corporation, the Board of Directors hereby authorizes, fixes and creates a series of Preferred Stock, par value $.01 per share, having the following powers, preferences, designations, rights and other characteristics:

         A. One Million Two Hundred Thousand (1,200,000) of the authorized shares of Preferred Stock are hereby designated "Series F Preferred Stock."

         B. The rights, preferences, privileges, restrictions and other matters relating to the Series F Preferred Stock are as follows:

                 1. RANKING. The Series F Preferred Stock shall rank as to dividends and upon liquidation, dissolution or winding up of the Corporation
(i) on a parity with the Corporations's Series A Preferred and Series B Preferred Stock and with any class or series of Preferred Stock which by its express terms provides that it ranks on a parity with the Series F Preferred Stock (collectively, the "Pari Passu Stock"), and (ii) prior to any class of common equity of the Corporation and any other class or series of capital stock which by its express terms provides that it ranks junior to the Series F Preferred Stock or which does not expressly provide for any ranking as to dividends, liquidation, dissolution or winding up (collectively, the "Junior Stock").





                                       1.

                 2.       DIVIDENDS.

                          (a)     The holders of Series F Preferred Stock shall
be entitled to receive cumulative dividends at the rate of nine percent (9%) per annum per share (as adjusted for any combinations, consolidations, stock distributions or dividends, stock splits, reverse stock splits or other similar transactions with respect to such shares) payable, when, as and if declared by the Board of Directors out of legally available funds therefor. Subject to
Section 2(b) below, such dividends shall be payable in cash annually on January 1st of each year (unless such day is not a business day, in which event on the next succeeding business day) (each a "Dividend Payment Date"), commencing on the next Dividend Payment Date succeeding the date of original issue of such shares of Series F Preferred Stock, to holders of record as they appear on the register of the Corporation for the Series F Preferred Stock on the 15th day immediately preceding such Dividend Payment Date. Dividends on shares of Series F Preferred Stock shall be computed on the basis of a 360-day year of twelve 30-day months and shall accumulate from the date of original issue of such shares. Any declaration of a dividend may be for a portion, or all, of the then accumulated dividends. Any accumulated dividends that are not paid will continue to cumulate in the manner described above.

                 (b) Solely at the option of the Corporation, dividends may be paid, instead of in cash, on declaration of the Board of Directors, in shares of the Corporation's common stock, par value $.001 per share (the "Common Stock"), to the extent of legally available surplus of the Corporation, in respect of any or all Dividend Payment Dates. The aggregate par value of Common Stock issued in payment of any dividend shall be transferred from the legal surplus of the Corporation to its capital at the time of such payment.
If a dividend is to be paid in Common Stock, the number of shares of Common Stock to be issued in payment of the dividend with respect to each outstanding share of Series F Preferred Stock shall be determined by dividing the amount of the dividend to be paid with respect to such share of Series F Preferred Stock by an amount equal to the Fair Market Value (as defined in Section 5(c) below) of the Common Stock on the date such dividend is declared by the Board of Directors. Any such shares distributed as a dividend shall first be registered on a registration statement with the Securities and Exchange Commission (the "SEC") and such registration statement shall have been declared effective by the SEC.

                 (c) No dividend or distribution in cash, shares of capital stock or other property shall be paid or declared and set apart for payment on any date on or in respect of (i) the Junior Stock (any such dividend or distribution on such stock hereinafter referred to as a "Junior Stock Distribution"), or (ii) any Pari Passu Stock (any such dividends or distributions on such stock hereinafter referred to as a "Pari Passu Stock Distribution"), unless, contemporaneously therewith or with respect to the immediately preceding Dividend Payment Date for the Series F Preferred Stock, a dividend or distribution is or was paid or declared and set apart for payment on or in respect of the Series F Preferred Stock, payable at the rate set forth herein and payable on a date no later than the payment date set forth for such Junior Stock Distribution or Pari Passu Stock Distribution, as the case may be.





                                       2.

                 (d) In no event may the Corporation (i) make a Junior Stock Distribution or a Pari Passu Stock Distribution while there are dividends in arrears on the Series F Preferred Stock or (ii) redeem, purchase or otherwise acquire for value any Junior Stock or Pari Passu Stock unless, prior to or contemporaneously with such redemption, purchase or acquisition the Series F Preferred Stock is redeemed in full (in the case of redemption, purchase or acquisition of Junior Stock) or on a pro rata basis based on liquidation preference (in the case of redemption, purchase or acquisition of Pari Passu Stock).

                 3.       LIQUIDATION PREFERENCE.

                          (a)     In the event of any liquidation, dissolution
or winding up of the Corporation, either voluntary or involuntary, the holders of the Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Junior Stock, the amount of Ten Dollars ($10.00) per share in cash (as adjusted for any stock subdivisions, combinations or consolidations or any stock distributions or dividends with respect to such shares) plus an amount in cash equal to all accrued but unpaid dividends (the "Liquidation Preference") on each share of Series F Preferred Stock then held by them and no more. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series F Preferred Stock and the Pari Passu Stock shall be insufficient to permit the payment to such holders of their Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series F Preferred Stock and the Pari Passu Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

                          (b)     After payment to the holders of the Series F
Preferred Stock of the Liquidation Preference, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Junior Stock in accordance with the corporation's Certificate of Incorporation or any other Certificate of Designation with respect to the Preferred Stock.

                          (c)     For the purposes of this Section 3, neither
the merger or the consolidation of the Corporation into or with another corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor the voluntary sale, conveyance, exchange, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

                 4.       VOTING RIGHTS.

                          (a)     Except as otherwise expressly provided herein
or as required by law, the Series F Preferred Stock shall vote together with the Series A Preferred Stock, Series B Preferred





                                       3.

Stock, Series D Preferred Stock, Series E Preferred Stock and the Common Stock as a single class. The holder of each share of Series F Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which such share could then be converted pursuant hereto and shall be entitled to notice of all stockholders' meetings in accordance with the Bylaws of the Corporation.

                          (b)     So long as at least Two Hundred Thousand
(200,000) shares of Series F Preferred Stock remain outstanding, the holders of the Series F Preferred Stock then outstanding shall be entitled, voting together as a class, to elect two (2) directors of the Corporation at each election of directors. If there shall cease to be at least One Hundred Fifty Thousand (150,000) shares of Series F Preferred Stock outstanding but there shall remain at least Seventy Five Thousand (75,000) shares of such stock outstanding, the holders of the Series F Preferred Stock then shall be entitled voting as a class to elect one (1) director. Any vacancy occurring because of the death, resignation or removal of a director elected by the holders of Series F Preferred Stock shall be filled by the vote or written consent of the holders of a majority of the shares of Series F Preferred Stock.

                 5. CONVERSION. The holders of the Series F Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                          (a)     RIGHT TO CONVERT.  Each share of Series F
Preferred Stock shall be convertible, at the option of the holder thereof, or, with respect to all of the Series F Preferred Stock, upon the vote or written consent of the holders of at least sixty-six and two thirds percent (66 2/3%) in interest of the Series F Preferred Stock, at any time after the date of issuance of such shares, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing ten dollars ($10.00) (the "Original Issue Price") plus all accrued and unpaid dividends, on each share of Series F Preferred Stock by the then applicable Conversion Price (as hereinafter defined) in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Price") shall initially be two dollars and fifty cents ($2.50) per share of Common Stock. Such initial Conversion Price shall be adjusted as hereinafter provided.

                          (b)     MECHANICS OF CONVERSION.  Before any holder
of Series F Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series F Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on





                                       4.

the date of surrender of the shares of Series F Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (c)     ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

                         (i)      SPECIAL DEFINITIONS.  For purposes
of this Section 5(c), the following definitions shall apply:

                                  (1)   "OPTIONS" shall mean rights, options,
or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                  (2)   "ORIGINAL ISSUE DATE" shall mean the
date on which a share of Series F Preferred Stock was first issued.

                                  (3)   "CONVERTIBLE SECURITIES" shall mean any
evidences of indebtedness, shares (other than Common Stock and Series F Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                                  (4)   "ADDITIONAL SHARES OF COMMON STOCK"
shall mean all shares of Common Stock issued (or, pursuant to Section 5(c)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                        (A)      upon conversion of shares of
Series F Preferred Stock;

                                        (B)      to officers, directors or
employees of the Corporation, under a stock option plan approved by the Board of Directors, to the extent such issuances do not exceed 15% of the fully diluted Common Stock outstanding on the date of the original issue of Series F Preferred Stock;

                                        (C)      as a dividend or distribution
on the Preferred Stock authorized and outstanding on the date hereof in accordance with the terms of any applicable Certificate of Designations; or

                                        (D)      for which adjustment of the
Conversion Price is made pursuant to Section 5(c)(vi).

                                  (5)   "FAIR MARKET VALUE" shall mean the
average closing price of the Company's Common Stock as listed on the American Stock Exchange over the twenty (20) business days immediately preceding the determination of Fair Market Value or in the event





                                       5.

such Common Stock is not listed on the American Stock Exchange then on any other recognized exchange using the same twenty (20) day trading period or if not listed on any exchange, then Fair Market Value shall be determined in good faith by the Board of Directors of the Corporation.

                              (ii)      NO ADJUSTMENT OF CONVERSION PRICE. No
adjustment in the Conversion Price of a particular share of Series F Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Fair Market Value in effect on the date of such issuance.

                             (iii)      DEEMED ISSUE OF ADDITIONAL SHARES OF
COMMON STOCK. Subject to paragraph 5(c)(i)(4)(B) herein, in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(c)(v) hereof) of such Additional Shares of Common Stock would be less than the Fair Market Value on the date of issuance, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                        (1)     no further adjustments in the
Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                        (2)     if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series F Preferred Stock);

                                        (3)     upon the expiration of any such
Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised,





                                       6.

the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                        (A)      in the case of Convertible
Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                        (B)      in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(c)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                (4)     no readjustment pursuant to clauses (2)
or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (A) the Conversion Price on the original adjustment date, or (B) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                                (5)     in the case of any Options that expire
by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made, except as to shares of Series F Preferred Stock converted in such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and

                                (6)     if any such record date shall have been
fixed and such Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Series F Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

                      (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall issue Additional Shares





                                       7.

of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(c)(iii)) without consideration or for a consideration per share less than the Fair Market Value in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be adjusted, concurrently with such issue, to the price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the Fair Market Value, and (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of common stock so issued.

                        (v) DETERMINATION OF CONSIDERATION. For purposes of this Section 5(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                (1)     CASH AND PROPERTY.  Such consideration
shall:

                                        (A)      insofar as it consists of
cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                        (B)      insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                        (C)      in the event Additional Shares
of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
(A) and (B) above, as determined in good faith by the Board of Directors.

                                (2)     OPTIONS AND CONVERTIBLE
SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to
Section 5(c)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                        (A)      the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such





                                       8.

Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                        (B)      the maximum number of shares
of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                              (vi)     ADJUSTMENTS FOR COMBINATIONS OR
SUBDIVISIONS OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Junior Stock in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

                        (d)   REDEMPTION.

                              (i)     RIGHT TO REDEEM AND VOLUNTARY CONVERSION.
Any or all of the outstanding shares of Series F Preferred Stock shall be redeemable by the Corporation in the event that the market price of the Corporation's outstanding Common Stock (as quoted on any national or regional securities exchange or automated quotation system on which or through which the Corporation's Common Stock is traded) has equaled or exceed for a period of at least twenty (20) consecutive trading days 200% of the Conversion Price in effect during such period. In the event that any holder of Series F Preferred Stock has not responded to the Corporation's notice of redemption within ten
(10) days, then such Series F Preferred shall be deemed to be a voluntary conversion of such Series F Preferred Stock into Common Stock by the holder pursuant to Section 5(a) above.

                              (ii)    MECHANICS OF REDEMPTION.  Before the
Corporation shall be entitled to redeem any of the shares of Series F Preferred Stock, it shall give written notice to each holder thereof whose shares of Series F Preferred Stock are to be redeemed indicating the number of shares of Series F Preferred Stock to be redeemed. Each holder thereof shall, as soon as practicable thereafter, surrender its certificates for such shares, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, at which time the Corporation shall pay to such holder the Redemption Price (defined below) for each such share to be redeemed. The Redemption Price shall be payable in cash or by check, which need not be certified. Such redemption shall be deemed to have been made immediately prior to the close of business on the date of tender of the Redemption Price for the shares of Series F Preferred Stock to be redeemed.





                                       9.

                              (iii)    REDEMPTION PRICE DEFINED.  The
"Redemption Price" shall mean the Original Issue Price plus all accrued but unpaid dividends on each share of Series F Preferred Stock to be redeemed.

                      (e) OTHER DISTRIBUTIONS. In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of it subsidiaries other than Additional Shares of Common Stock, then in each such event provision shall be made so that the holders of Series F Preferred Stock shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had their stock been converted into Common Stock on the date of such event.

                      (f) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series F Preferred Stock against impairment.

                      (g) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series F Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series F Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series F Preferred Stock.

                      (h) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Additional Shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series F Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.





                                      10.

                      (i) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series F Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                      (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series F Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series F Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series F Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles.

                      (k) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series F Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series F Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

                      (l) NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series F Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                      (m) ADJUSTMENTS. In case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series F Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series F Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the





                                      11.

application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series F Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series F Preferred Stock.

                 6. RESTRICTIONS AND LIMITATIONS. So long as at least Two Hundred Thousand (200,000) shares of Series F Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of not less than sixty-six and two thirds percent (66 2/3%) in interest of the then outstanding shares of Series F Preferred Stock voting together as a single class, amend, repeal or waive any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would materially and adversely alter the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock.

                 7. AMENDMENT. Any term relating to the Series F Preferred Stock may be amended only with the vote or written consent of holders of not less than sixty-six and two thirds percent (66 2/3%) in interest of all Series F Preferred Stock then outstanding. Any such amendment shall be binding upon the Corporation and any holder of Series F Preferred Stock.

         IN WITNESS WHEREOF,I have executed this Certificate this 3rd day of October, 1995.




                                                    /s/ Wallace M. Hammond
                                                    ---------------------------
                                                    WALLACE M. HAMMOND
                                                    President


ATTEST:



 /s/ Kenneth L. Guernsey
----------------------------------
KENNETH L. GUERNSEY
Secretary





                                      12.

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             PHOENIX NETWORK, INC.

         PHOENIX NETWORK, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         1. The Board of Directors of the Corporation adopted resolutions to amend paragraph A of Article IV of the Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

                 "A.      This corporation is authorized to issue two classes
         of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Fifty-Five Million (55,000,000) shares. Fifty Million (50,000,000) shares shall be Common Stock, each having a par value of $0.001. Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of $0.001."

         II. Thereafter at the Corporation's Annual Meeting of Stockholders, held September 26, 1996 the necessary number of shares as required by statute were voted in favor of the amendment.

         III. The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Incorporation Law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by Wallace
M. Hammond, President and Chief Executive Officer, and by Ernest J. Panasci, Secretary, this 1st day of October, 1996.




                                                   PHOENIX NETWORK, INC.

                                                    /s/ Wallace M. Hammond
                                                   ----------------------------
                                                   Wallace M. Hammond
                                                   President & CEO
ATTEST:

 /s/ Ernest J. Panasci
------------------------
Ernest J. Panasci
Secretary

                         CERTIFICATE OF DESIGNATION OF
                    SERIES G CONVERTIBLE PREFERRED STOCK OF
                             PHOENIX NETWORK, INC.



              The undersigned, Jonathan F. Beizer and Ernest J. Panasci, hereby certify that:

              I. They are the duly elected and acting Senior Vice President and Secretary, respectively, of Phoenix Network, Inc., a Delaware corporation (the "Company").

              II. The Certificate of Incorporation of the Company authorizes 5,000,000 shares of preferred stock, par value $.001 per share, of which 546,458 are issued and outstanding.

              III. The following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company (the "Board of Directors") at a meeting duly held March 27, 1997, which constituted all requisite action on the part of the Company for adoption of such resolutions.

                                  RESOLUTIONS

              WHEREAS, the Board of Directors is authorized to provide for the issuance of the shares of preferred stock from time to time in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including any sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of preferred stock.

              WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series.

              NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

              Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Series G Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 150,000 (which shall not be subject to increase without the consent of the holders ("Holder") thereof). Each share of Preferred Stock shall have a par value of $.001 per share and a stated value of $20 per share (the "Stated Value").

              Section 2.    Dividends.

              (a) Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 5% per annum, payable, in shares of Common Stock (as defined in Section 7), quarterly in arrears, but in no event later than the Conversion Date (as hereinafter defined) applicable to such share of Preferred Stock. Dividends on the Preferred Stock shall accrue daily commencing the Original Issue Date (as defined in Section 7), and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Preferred Stock of record on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the Holders of the Preferred Stock based upon the number of shares held by each Holder. Payment of dividends on the Preferred Stock is further subject to the provisions of Section 5(c)(i).

              (b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends (and, at the option of the Holder, shall be required to either deliver cash in respect thereof or such dividends shall accrue without interest thereon) on the Preferred Stock if:

                     (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to issue such dividends to be paid in shares of Common Stock;

                     (ii) the shares of Common Stock to be issued in respect of such dividends are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling stockholder thereunder or may not be sold without volume restrictions pursuant to Rule 144 as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Holder, in form and substance acceptable to such Holder.

                     (iii) the shares of Common Stock to be issued in respect of such dividends are not listed on the American Stock Exchange (or Nasdaq National Market, Nasdaq SmallCap

Market or The New York Stock Exchange) and any other exchange or quotation system on which the Common Stock is then listed for trading; or

                     (iv) the issuance of such shares would result in the recipient thereof beneficially owning, in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, more than 4.9% of the issued and outstanding shares of Common Stock.

              (c) So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities unless all accrued and unpaid dividends on the Preferred Stock for all past dividend periods shall have been paid.

              Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock, (b) alter or amend this Certificate of Designation or (c) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior or prior to the Preferred Stock.

              Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the Holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders of Preferred Stock shall be distributed among the Holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of
Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder of Preferred Stock.

              Section 5.    Conversion.

              (a)(i) Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to reduction pursuant to Section 5(a)(iii) below and Section 4.10 of the Purchase Agreement (as defined in Section 7)) at the Conversion Ratio (as defined in Section 7) at the option of the Holder in whole or in part at any time after the expiration of the earlier to occur of:
(A) 90 days after the Original Issue Date or (B) the date the Securities and Exchange Commission (the "Commission") declares effective under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement contemplated by the Registration Rights Agreement, dated the Original Issue Date (the "Registration Rights Agreement"), between the Company and the original Holder of the Preferred Stock, pursuant to which the Company is, among other things, required to register the resale of the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Underlying Shares Registration Statement"). The Holder shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, duly endorsed or accompanied by a validly executed stock power, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice"). Each Holder Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Holder Conversion Notice by facsimile (the "Holder Conversion Date"). If no Holder Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that the Holder Conversion Notice is deemed delivered pursuant to Section 5(h). Subject to Sections 5(b) and 5(a)(iii) hereof and Section 4.10 of the Purchase Agreement, each Holder Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the Holder with the Holder Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

                     (ii) The Company may from time to time require the conversion of all or any portion of the then outstanding and unconverted shares of Preferred Stock at the Conversion Ratio (subject to reduction pursuant to Section 5(a)(iii) below and Section 4.10 of the Purchase Agreement) by delivering to the Holder of such shares to be converted a notice in the form attached hereto as Exhibit B (the "Company Conversion Notice"), provided, that, no such conversion is permitted unless at the time of the delivery of the Company Conversion Notice and on the Company Conversion Date (as defined below), (a) an Underlying Shares Registration Statement covering the resale of the shares of Common Stock issuable upon such conversion is effective, (b) the shares of Common Stock issuable upon such conversion are listed for trading on the American Stock Exchange (or Nasdaq National Market, Nasdaq SmallCap Market or The New York Stock Exchange) and any other exchange or quotation system on which the Common Stock is then listed for trading, and (c) the Average Per Share Market Value for the 20 Trading Days immediately preceding the Company Conversion Date exceeds two times the Initial Conversion Price (defined in
Section 5(c)(i)). Each Company Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the day after the Company delivers such Company Conversion Notice by facsimile (the "Company Conversion Date"). If no Company Conversion Date is specified in a Company Conversion Notice, the Company Conversion Date shall be the date that the Company Conversion Notice is deemed delivered pursuant to Section 5(h). A Holder Conversion Date and a Company Conversion Date are sometimes referred to herein as the "Conversion Date" and a Holder Conversion Notice and a Company Conversion Notice are sometimes referred to as a "Conversion Notice." Any conversion pursuant to this Section 5(a)(ii) shall be subject to Section 5(b) with respect to consequences of the Company's failure to deliver shares of Common Stock in respect of a conversion under this Section. If the Company is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the Holder in response to a Company Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such tendering Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

                     (iii) Certain Regulatory Approval. If on the Conversion Date applicable to any conversion under this Section 5(a), (A) the Common Stock is then listed for trading on the American Stock Exchange or the Nasdaq National Market or if the rules of the Nasdaq Stock Market are hereafter amended to extend Rule 4460(i) promulgated thereby (or any successor or replacement provision thereof) to the Nasdaq SmallCap Market and the Company's Common Stock is then listed for trading on such market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of all outstanding shares of Preferred Stock, together with any shares of Common Stock previously issued upon conversion of Preferred Stock and in respect of payment of dividends hereunder, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (the "Issuable Maximum"), and (C) the Company has not previously obtained Shareholder Approval (as defined below), then the Company shall issue to the Holder so requesting conversion of Preferred Stock the Issuable Maximum and, with respect to any shares of Common Stock that otherwise would have been issuable to such Holder in respect of the Conversion Notice at issue or in respect of payment of dividends hereunder in excess of the Issuable Maximum, the Holder shall have the option to require the Company to either (1) as promptly as possible, but in no event later than 60 days after such Conversion Date, convene a meeting of the holders of the Common Stock and use its best efforts to obtain the Shareholder Approval or (2) redeem, from funds legally available therefor at the time of such redemption, the balance of the Preferred Stock subject to such Conversion Notice at a price per share equal to the product of (i) the average Per Share Market Value for the five (5) Trading Days immediately preceding (1) the Conversion Date or (2) the date of payment in full by the Company of such redemption price, whichever is greater, and (ii) the Conversion Ratio calculated on the Conversion Date; provided, however, that if the Holder has requested that the Company obtain Shareholder Approval under paragraph (1) above and the Company fails for any reason to obtain such Shareholder Approval within the time period set forth in
(1) above, the Company shall be obligated to redeem the Preferred Stock not converted as a result of the provisions of this Section in accordance with the provisions of paragraph (2) above, and in such case the interest contemplated by the immediately succeeding sentence shall be deemed to accrue from the Conversion Date. If the Holder has requested that the Company redeem shares of Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price under (2) above within seven days after the Conversion Date, the Company will pay interest on such redemption price at a rate of 15% per annum to the converting Holder of Preferred Stock, accruing from the Conversion Date until the redemption price plus any accrued interest thereon is paid in full. The entire redemption price, including interest thereon, shall be paid in cash. "Shareholder Approval" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company's Certificate of Incorporation and by-laws, of the issuance by the Company of shares of Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Preferred Stock into Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 713 of the American Stock Exchange or Rule 4460(i) of the Nasdaq Stock Market (or any successor or replacement provision thereof), as applicable.

              (b) Not later than three Trading Days after the Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 4.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to reduction pursuant to Section 5(a)(iii) and Section 4.10 of the Purchase Agreement) and (ii) one or more certificates representing the number of shares of Preferred Stock not converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock duly endorsed or accompanied by a validly executed stock power, or the Holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, prior to the fifth Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $1,500 for each day after such fifth Trading Day until such certificates are delivered. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section prior to the 20th day after the Conversion Date, the Company shall, at the Holder's option (i) redeem, from funds legally available therefor at the time of such redemption, such number of shares of Preferred Stock then held by such Holder, as requested by such Holder, and (ii) pay all accrued but unpaid dividends on account of the Preferred Stock for which the Company shall have failed to issue Common Stock certificates hereunder, in cash. The redemption price per share shall be equal to the product of (A) the average Per Share Market Value for the five (5) Trading Days immediately preceding (1) the Conversion Date or (2) the date of payment in full by the Company of such redemption price, whichever is greater, and (ii) the Conversion Ratio calculated on the Conversion Date. If the Holder has requested that the Company redeem shares of Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price under (2) above within seven days after such notice is deemed delivered pursuant to Section 5(h), the Company will pay, to such Holder, interest on the redemption price at a rate of 15% per annum, in cash or shares of Common Stock at the option of the Holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full.

              (c)    (i)    The conversion price for each share of Preferred
Stock (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (A) $2.45 (the "Initial Conversion Price") or (B) 80% of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date; provided that, (a) if the Underlying Shares Registration Statement is not filed on or prior to the 20th day after the Original Issue Date, or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Shares Registration Statement will not be "reviewed," or (c) if the Underlying Shares Registration Statement is not declared effective by the Commission on or prior to the 90th day after the Original Issue Date, or (d) if such Underlying Shares Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective (whether by action of the Commission or by virtue of a notice delivered by the Company) as to all Registrable Securities (as such term is defined in the Registration Rights Agreement) at any time prior to the expiration of the "Effectiveness Period" (as such term as defined in the Registration Rights Agreement), without being succeeded within 10 Business Days by a subsequent Underlying Shares Registration Statement filed with and declared effective by the Commission, or (e) if trading in the Common Stock shall be suspended for any reason for more than three Trading Days, or (f) if the conversion rights of the Holders of Preferred Stock hereunder are suspended for any reason (any such failure being referred to as an "Event," and for purposes of clauses (a), (c) and (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) days period is exceeded, or for purposes of clause (d) the date which such 10 Business Day-period is exceeded, or for purposes of clause (e) the date on which such three Trading Day period is exceeded, being referred to as "Event Date"), the Conversion Price shall be decreased by 2.5% each month (i.e., 77.5% as of the Event Date and 75% as of the one month anniversary of the Event Date) until the earlier to occur of the second month anniversary after the Event Date and such time as the applicable Event is cured. Commencing the second month anniversary after the Event Date, at the option of each Holder for each applicable monthly period either (a) the Company shall pay to the Holders of the Preferred Stock 2.5% of the product of the number of outstanding shares of Preferred Stock and the Stated Value (each Holder being entitled to receive such portion of such amount as equals its pro rata portion of the Preferred Stock then outstanding), in cash or (b) the Conversion Price shall be decreased by 2.5% for each additional such month (to be effective in full on the monthly applicable Event
Date) as liquidated
damages, and not as a penalty on the first day of each monthly anniversary of the Event Date in either case until such time as the applicable Event is cured. Any decrease in the Conversion Price pursuant to this Section shall continue notwithstanding the fact that the Event causing such decrease has been subsequently cured. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement. Notwithstanding anything to the contrary set forth herein, the Company may not, without the prior written consent of the Holders, pay liquidated damages hereunder in cash unless it shall have received the prior written consent of all lenders of the Company or its Affiliates that have the right to require such consent or to subordinate any such cash payment, which consent shall provide that the payment by the Company of any such liquidated damages hereunder (and the retention of such sum by the receiving Holder) is not subject to any applicable subordination rights of such lender.

                     (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                     (iii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all Holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value.
Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                     (iv) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all Holders of Common Stock (and not to Holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii) and (iii) above), then in each such case the Initial Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                     (v) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                     (vi) Whenever the Initial Conversion Price is adjusted pursuant to Section 5(c)(ii),(iii) or (iv), the Company shall promptly mail to each Holder of Preferred Stock, a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                     (vii)

                            A.     In the case of any reclassification of the
Common Stock into other securities of the Company or any such compulsory share exchange pursuant to which the Common Stock is converted into cash, property or other securities of the Company, the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by Holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled.

                     B. In the case of any consolidation or merger of the Company with or into another person or entity pursuant to which the Company will not be the surviving entity, any sale or transfer of all or substantially all of the assets of the Company, sale or transfer, or compulsory share exchange pursuant to which the Common Stock is converted into securities of an entity other than the Company, the Holders of the Preferred Stock then outstanding (1) shall be issued shares of convertible preferred stock or convertible debentures of the entity with which such consolidation, merger, sale or transfer, or share exchange takes place, which newly issued shares or debentures (as the case may be), shall have terms substantially similar in all material respects to the terms of the Preferred Stock (including with respect to conversion) and shall be entitled to all of the rights and privileges of a Holder of Preferred Stock set forth in this Certificate of Designation, the Registration Rights Agreement and the Purchase Agreement (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such freely tradeable shares of stock or other securities issuable upon conversion of such convertible preferred stock or convertible debentures), and (2) simultaneously with such issuance of convertible preferred stock or convertible debentures, shall have the right to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by Holders of Common Stock following such consolidation, merger, sale or transfer, or share exchange. In such case, the conversion price for such shares shall retain the discounts present in the Certificate of Designation. The conversion price for such newly issued shares shall be based upon the amount of securities, cash or property that each share of Common Stock would receive in such transaction, the Conversion Ratio immediately prior to the effective or closing date for such transaction and the Conversion Price stated herein.

       The terms of any such reclassification, consolidation, merger, sale, transfer or share exchange under this Section 5(c)(vii) shall include such terms so as to continue to give to the Holder of Preferred Stock the right to receive the securities, cash or property set forth in this Section 5(c)(vii) upon any conversion or redemption following such reclassification, consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                     (viii) If:

                            A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                            B.     the Company shall declare a special
                                   nonrecurring cash dividend on or a redemption of its Common Stock; or

                            C. the Company shall authorize the granting to all Holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                            D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                            E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the Holders of Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the Holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that Holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Preferred Stock during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

              (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Preferred Stock, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder.

The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable.

              (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

              (f) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

              (g) Shares of Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated stock.

              (h) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the Chief Executive Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder of Preferred Stock at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of
(i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (Eastern Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date, (iii) four days after deposit in the United States mails, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or
(v) upon actual receipt by the party to whom such notice is required to be given.

              Section 6.    Redemption.

              (a) The Company shall have the right, exercisable at any time upon 20 Trading Days notice to the Holders of the Preferred Stock given at any time after the Original Issue Date to redeem, from funds legally available therefor at the time of such redemption, all or any portion of the shares of Preferred Stock which have not previously been converted or redeemed, at a price per share equal to the product of (i) the average Per Share Market Value for the five (5) Trading Days immediately preceding (1) the date of the redemption notice referenced above or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on the date of such redemption notice. The entire redemption price shall be paid in cash. Holders of Preferred Stock may convert any shares of Preferred Stock, including shares subject to a redemption notice given under this Section, during the period from the date of such redemption notice through the 18th Trading Day thereafter.

              (b)  If any portion of the applicable redemption price under
Section 6(a) shall not be paid by the Company within seven (7) calendar days after the date due, interest shall accrue thereon at the rate of 15% per annum until the redemption price plus all such interest is paid in full (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of such redemption price remains unpaid for more than 7 calendar days after the date due, the Holder of the Preferred Stock subject to such redemption may elect, by written notice to the Company given within 30 days after the date due, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 of all of the shares of Preferred Stock for which such redemption price, plus accrued liquidated damages thereof, has not been paid in full (the "Unpaid Redemption Shares"), in which event the Per Share Market Price for such shares shall be the lower of the Per Share Market Price calculated on the date such redemption price was originally due and the Per Share Market Price as of the Holder's written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the Holder elects option (i) above, the Company shall within three (3) Trading Days of its receipt of such election deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such Holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than three (3) Trading Days from receipt of Holder's notice of such election, return to the Holder all of the Unpaid Redemption Shares. Notwithstanding anything to the contrary contained herein, the Company may not, without the written consent of the Holder, redeem shares of Preferred Stock unless both the payment thereof and the retention of such paid cash by the Holder is consented to in writing free of any subordination prior thereto by all lenders of the Company who by agreement have the right to consent to or force the subordination of such payment.

              Section 7. Definitions. For the purposes hereof, the following terms shall have the following meanings:

              "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

              "Common Stock" means the Company's common stock, $.001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

              "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid interest thereon) but only to the extent not paid in shares of Common Stock in accordance with the terms hereof, and of which the denominator is the Conversion Price at such time.

              "Junior Securities" means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to the Preferred Stock.

              "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

              "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the American Stock Exchange or other stock exchange or quotation system on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the American Stock Exchange or any stock exchange or quotation system, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the shares of the Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

              "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

              "Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement, dated as of March 31, 1997, between the Company and the original Holder of the Preferred Stock.

              "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 31, 1997, by and between the Company and the original Holder of Preferred Stock.

              "Trading Day" means (a) a day on which the Common Stock is traded on the American Stock Exchange or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the American Stock Exchange or any stock exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

              "Underlying Shares" means the number of shares of Common Stock into which the Shares are convertible in accordance with the terms hereof and the Purchase Agreement.

              RESOLVED FURTHER, that the Senior Vice President and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file with the Secretary of State of Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

              IN WITNESS WHEREOF, Phoenix Network, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Jonathan F. Beizer, its Senior Vice President, and attested by Ernest J. Panasci, its Secretary, this 3rd day of April, 1997.


                                           PHOENIX NETWORK, INC.



                                           By: /s/ Jonathan F. Beizer
                                              -------------------------------
                                              Name:  Jonathan F. Beizer
                                              Title: Senior Vice President


Attest:


By: /s/ Ernest J. Panasci
   -----------------------
   Name:  Ernest J. Panasci
   Title: Secretary

                                   EXHIBIT A

                              NOTICE OF CONVERSION
                           AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series G Convertible Preferred Stock indicated below, into shares of Common Stock, par value $.001 per share (the "Common Stock"), of Phoenix Network, Inc. (the "Company") pursuant to the terms of the Certificate of Designation of Series G Convertible Preferred Stock of the Company, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                                   ---------------------------------------------
                                   Date to Effect Conversion


                                   ---------------------------------------------
                                   Number of shares of Preferred Stock
                                   to be Converted


                                   ---------------------------------------------
                                   Number of shares of Common Stock
                                   to be Issued


                                   ---------------------------------------------
                                   Applicable Conversion Price


                                   ---------------------------------------------
                                   Signature


                                   ---------------------------------------------
                                   Name


                                   ---------------------------------------------
                                   Address



The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting Holder by facsimile of the number of shares of Common Stock outstanding on such date and the number of shares of Common Stock which would be issuable to the Holder if the conversion requested in this conversion notice were effected in full, whereupon, if the Company determines that such conversion would result in it owning in excess of 4.9% of the outstanding shares of Common Stock on such date, the Company shall convert up to an amount equal to 4.9% of the outstanding shares of Common Stock and issue to the Holder one or more certificates representing shares of Preferred Stock which have not been converted as a result of this provision.

                                   EXHIBIT B

                            NOTICE OF CONVERSION AT
                          THE ELECTION OF THE COMPANY


The undersigned in the name and on behalf of Phoenix Network, Inc. (the "Company") hereby notifies the addressee hereof that the Company hereby elects
to exercise its right to convert [   ] shares of its Series G Convertible
Preferred Stock (the "Preferred Stock") held by the Holder into shares of Common Stock, par value $.001 per share (the "Common Stock") of the Company according to the terms hereof, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.



Conversion calculations:
                                   ---------------------------------------------
                                   Date to effect Conversion


                                   ---------------------------------------------
                                   Number of shares of Preferred Stock
                                   to be Converted


                                   ---------------------------------------------
                                   Number of shares of Common Stock
                                   to be Issued


                                   ---------------------------------------------
                                   Applicable Conversion Price


                                   ---------------------------------------------
                                   Name of Holder


                                   ---------------------------------------------
                                   Address of Holder